UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
333 Three D Systems Circle
Rock Hill, SC 29730
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     On June 1, 2007, 3D Systems Corporation, a Delaware corporation (the “Company”), received notice from The Nasdaq Stock Market (“Nasdaq”) of a determination that the Company’s filing delinquency has been cured by the Company’s filing on May 30, 2007 of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and that the Company’s common stock will continue to be listed on Nasdaq.
     Previously, on May 17, 2007, the Company received a notice that its common stock was subject to delisting from Nasdaq. The notice was issued as a result of the previously announced delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Timely filing of periodic reports with the Securities and Exchange Commission is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14). The Company requested and was granted a hearing before a Nasdaq Listing Qualifications Panel. That hearing has now been rendered moot. A copy of the Company’s press release, which includes additional details regarding these matters, is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by this reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release dated June 4, 2007, titled “3D Systems Cures Nasdaq Deficiency.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: June 4, 2007

	By:	/s/ Robert M. Grace, Jr.

(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated June 4, 2007, titled “3D Systems Cures Nasdaq Deficiency.”